Exhibit 5




                  AUTOMATIC DATA PROCESSING
                   Corporate Headquarters
                      One ADP Boulevard
               Roseland, New Jersey 07068-1728


                                   April 8, 1996

Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey  07068

Re:    REGISTRATION STATEMENT ON FORM S-3 FILED ON APRIL 8, 1996

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Automatic Data Processing, Inc. (the "Company") with the Securities and Exchange Commission on April 8, 1996 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 501,873 shares of the Company's common stock, $.10 par value, (the "Shares") which are registered under the Registration Statement.

          In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended and Restated Certificate of Incorporation, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed.

          Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

          I hereby consent to the use of my name under the caption "Legal Opinion" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act or Rules.

                                   Very truly yours,

                                   /s/ James B. Benson


                                   James B. Benson
                                   General Counsel